Exhibit 10.2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

UNIVERSITY OF CALIFORNIA, BERKELEY OFFICE OF TECHNOLOGY LICENSING

AMENDMENT # 1 TO:

EXCLUSIVE LICENSE AGREEMENT

FOR

USE OF RECOMBINANT GENE DELIVERY VECTORS FOR TREATING OR

PREVENTING DISEASES OF THE EYE

UC Case No.: [***]

The first amendment (“Amendment # 1”) to the exclusive license agreement between the parties (which bears an effective date of May 27, 2010), is effective as of September 17, 2013; and is by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkley, CA 94704-1347 (“REGENTS”) and AVALANCHE BIOTECHNOLOGIES, INC., a California corporation having a principal place of business at 665 Third Street, Suite 280, San Francisco, CA 94107 (“LICENSEE”)

The parties agree as follows:

Article 43 (SUBLICENSES) substitute the following for Paragraph 4.1(c) in its entirety:

A Sublicensee shall have the right to grant further sublicense to its AFFILIATES and/or third parties to the extent SUBLICENSEE deems such sublicense is commercially reasonable, useful or necessary for the development and/or commercialization of LICENSED PRODUCT(S) or LICENSED METHOD(S) in accordance with this AGREEMENT; provided that (i) such sublicense is subject to a written sublicense agreement and is bound by all of the applicable terms, conditions, obligations, restrictions and other covenants of this AGREEMENT that protect or benefit the REGENTS’ (and, if applicable, the U.S. Government’s and other sponsors’) rights and interests and (ii) SUBLICENSEE shall, within thirty (30) days after issuing any further sublicense, furnish to LICENSEE for delivery to REGENTS, subject to any confidentiality provisions with third parties, all material terms of any such sublicenses, pertaining to the REGENTS interests, including the SUBLICENSEE name and address; and Indemnification of REGENTS as provided in this AGREEMENT.

All remaining terms and conditions of the exclusive license agreement between the parties, which bears an effective date of May 27, 2010, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement Amendment to be executed by their duly authorized officers or representatives.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA		AVALANCHE BIOTECHNOLOGIES INC.

By	/s/ Irvin Mettler	By	/s/ Thomas Chalberg
	Irvin Mettler, Ph.D.	Name: Thomas Chalberg
	Associate Director	Title: President & CEO
	Office of Technology Licensing	Avalanche Biotechnologies, Inc.

Date September 20, 2013		Date 19 September 2013

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.